SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2006

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

IBERIABANK Corporation (the “Company”), the bank holding company for IBERIABANK, has established a Delaware statutory subsidiary, IBERIABANK Statutory Trust IV (the “Trust”), which completed the sale of $15,000,000 of trust preferred securities on October 31, 2006. The Trust issued the trust preferred securities at an annual rate equal to the three month LIBOR rate plus 1.60%. The Trust preferred securities mature on December 30, 2036, and can be called without penalty beginning on December 30, 2011. The Trust simultaneously issued 464 of the Trust’s common securities to the Company for a purchase price of $464,000, which constitutes all of the issued and outstanding common securities of the Trust. The Trust used the proceeds from the sale of the trust preferred securities and common securities to purchase the Company’s junior subordinated deferrable interest notes due 2036 (the “Debentures”). The net proceeds of the offering will provide funding for the Company’s pending acquisition of Pulaski Investment Corporation.

The Debentures were issued pursuant to an Indenture (the “Indenture”) entered into between the Company and Wilmington Trust Company, as trustee (the “Trustee”) dated October 31, 2006, a copy of which is attached hereto as Exhibit 4.1. The terms of the Debentures are substantially the same as the terms of the trust preferred securities. The interest payments by the Company will be used by the Trust to pay the quarterly distributions to the holders of the trust preferred securities. The Indenture permits the Company to redeem the Debentures after December 30, 2011.

The terms of the trust preferred securities are governed by an Amended and Restated Trust Agreement, dated as of October 31, 2006, a copy of which is attached hereto as Exhibit 10.1, between the Company, as depositor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as property trustee, and the administrators named therein.

Pursuant to Guarantee Agreement, dated as of October 31, 2006, between the Company and Wilmington Trust Company, the Company has guaranteed the payment of distributions and payments on liquidation or redemption of the trust preferred securities. The obligations of the Company under the Guarantee Agreement, a copy of which is attached hereto as Exhibit 10.2, are subordinate to all of the Company’s senior debt.

On October 31, 2006, the Company issued a press release regarding the foregoing transactions, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01, which is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. Copies of the Amended and Restated Declaration of Trust, Junior Subordinated Indenture, and Guarantee Agreement relating to the trust preferred issuance by IBERIABANK Statutory Trust IV are attached as Exhibits.

Exhibit Number	Description

4.1	Junior Subordinated Indenture, dated as of October 31, 2006, between IBERIABANK Corporation and Wilmington Trust Company, as trustee.

10.1	Amended and Restated Trust Agreement, dated as of October 31, 2006, among IBERIABANK Corporation, as depositor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as property trustee, and the administrators named therein.

10.2	Guarantee Agreement, dated as of October 31, 2006, between IBERIABANK Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.

99.1	Press Release dated October 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: October 31, 2006	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

4.1	Junior Subordinated Indenture, dated as of October 31, 2006, between IBERIABANK Corporation and Wilmington Trust Company, as trustee.

10.1	Amended and Restated Trust Agreement, dated as of October 31, 2006, among IBERIABANK Corporation, as depositor, Wilmington Trust Company, as Delaware trustee, Wilmington Trust Company, as property trustee, and the administrators named therein.

10.2	Guarantee Agreement, dated as of October 31, 2006, between IBERIABANK Corporation, as guarantor, and Wilmington Trust Company, as guarantee trustee.

99.1	Press Release dated October 31, 2006.